Exhibit 99.1

Quarterly Earnings Review

January 16, 2013

BNY Mellon 4Q12 Quarterly Earnings Review

FOURTH QUARTER 2012 FINANCIAL HIGHLIGHTS

(comparisons are unannualized 4Q12 vs. 4Q11 unless otherwise stated)

•	Earnings

•	Earnings per common share was $0.53 in 4Q12 compared with $0.42 in 4Q11, which included restructuring charges related to our operational excellence initiatives of $0.06.

•

Net income applicable to common shareholders was $622 million in 4Q12 compared with $505 million in 4Q11, which included after-tax restructuring charges related to efficiency initiatives of $67 million.

•	Total revenue of $3.6 billion, up 2%.

•	Fee and other revenue up 3%.

•

Investment services fees increased 1% primarily due to higher asset servicing, clearing and treasury services revenue, partially offset by the impact of the sale of the Shareowner Services business in 4Q11 as well as lower Depositary Receipts and Corporate Trust revenue. Excluding the impact of the sale of the Shareowner Services business, investment services fees increased 3%.

•

Investment management and performance fees increased 17%, or 15% excluding the Meriten acquisition (see page 7), driven by higher market values, net new business, lower fee waivers and higher performance fees.

•	Foreign exchange revenue decreased 42% as a result of a sharp decline in volatility and a modest decline in volumes.

•

Investment and other income decreased 21% primarily reflecting the pre-tax gain on the sale of the Shareowner Services business recorded in 4Q11 which was partially offset by the write-down on an equity investment also recorded in 4Q11. Additionally, 4Q12 includes higher net gains on loans held-for-sale retained from a previously divested bank subsidiary.

•	Net securities gains were $50 million in 4Q12.

•

Net interest revenue decreased 7% (flat including net securities gains) primarily driven by the elimination of interest on European Central Bank deposits, lower accretion and lower yields on the reinvestment of securities, partially offset by higher interest-earning assets driven by higher deposit levels.

•	The provision for credit losses was a credit of $61 million, largely driven by a reduction in the allowance for credit losses related to the residential mortgage loan portfolio.

•

Noninterest expense was flat on a GAAP basis, and increased 7% excluding amortization of intangible assets, M&I, litigation and restructuring charges and direct expenses related to the Shareowner Services business.

•	The effective tax rate was 24.3% in 4Q12, which primarily reflects a benefit associated with the reorganization of certain foreign operations.

•	Assets under custody/administration and Assets under management

•	AUC/A of $26.7 trillion, an increase of 9% reflecting higher market values and net new business.

•	New AUC wins of $190 billion in 4Q12.

•	AUM of a record $1.4 trillion, an increase of 10% driven by higher market values and net new business.

•	Long-term inflows totaled $14 billion in 4Q12.

•	Short-term outflows totaled $6 billion in 4Q12.

•	Capital

•	Estimated Basel III Tier 1 common equity ratio – Non-GAAP 9.8% (a)

•	Return on tangible common equity – Non-GAAP 19%. (a)

•	Repurchased 49.8 million common shares for $1.1 billion in 2012.

(a)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 19 for GAAP to Non-GAAP reconciliations.

Certain immaterial reclassifications have been made to prior periods to place them on a basis comparable with the current period presentation. Unless otherwise noted, the results for all periods in 2011 include the impact of Shareowner Services. Sequential growth rates are unannualized.

Page - 2

BNY Mellon 4Q12 Quarterly Earnings Review

FINANCIAL SUMMARY

							4Q12 vs.
	(dollars in millions, common shares in thousands)	4Q11	1Q12	2Q12	3Q12	4Q12	4Q11	3Q12
	Revenue:
	Fee and other revenue	$2,765	$2,838	$2,826	$2,879	$2,850	3%	(1)%
	Income (loss) from consolidated investment management funds	(5)	43	57	47	42
	Net interest revenue	780	765	734	749	725

	Total revenue – GAAP	3,540	3,646	3,617	3,675	3,617	2	(2)
Less:	Net income (loss) attributable to noncontrolling interests related to consolidated investment management funds	(28)	11	29	25	11
	Fee and other revenue related to Shareowner Services (a)	142	—	(3)	—	—

	Total revenue – Non-GAAP	3,426	3,635	3,591	3,650	3,606	5	(1)
	Provision for credit losses	23	5	(19)	(5)	(61)

	Expense:
	Noninterest expense – GAAP	2,828	2,756	3,047	2,705	2,825	—	4
Less:	Amortization of intangible assets	106	96	97	95	96
	M&I, litigation and restructuring charges	176	109	378	26	46
	Direct expense related to Shareowner Services	46	—	—	—	—

	Total noninterest expense – Non-GAAP	2,500	2,551	2,572	2,584	2,683	7%	4%

	Income:
	Income before income taxes	689	885	589	975	853
	Provision for income taxes	211	254	93	225	207

	Net income	$478	$631	$496	$750	$646
	Net (income) loss attributable to noncontrolling interests (b)	27	(12)	(30)	(25)	(11)

	Net income applicable to shareholders of The Bank of New York Mellon Corporation	505	619	466	725	635
	Preferred stock dividends	—	—	—	(5)	(13)

	Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$505	$619	$466	$720	$622

	Key Metrics:
	Pre-tax operating margin (c)	19%	24%	16%	27%	24%
	Non-GAAP (c)	28%	30%	29%	29%	27%

	Return on common equity (annualized) (c)	5.9%	7.4%	5.5%	8.3%	7.1%
	Non-GAAP (c)	8.0%	8.9%	8.9%	9.2%	8.2%

	Return on tangible common equity (annualized)
	Non-GAAP (c)	17.7%	21.0%	15.7%	22.1%	18.8%
	Non-GAAP adjusted (c)	21.1%	23.0%	22.4%	22.5%	19.7%

	Fee revenue as a percentage of total revenue excluding net securities gains (losses)	78%	78%	78%	78%	78%

	Percentage of non-U.S. total revenue (d)	34%	37%	37%	37%	36%

	Period end:
	Full-time employees	48,700	47,800	48,200	48,700	49,500
	Market capitalization	$24,085	$28,780	$25,929	$26,434	$29,902
	Common shares outstanding	1,209,675	1,192,716	1,181,298	1,168,607	1,163,490

(a)	Results in 4Q11 include a $98 million pre-tax gain on the sale.
(b)	Includes a net loss of $28 million in 4Q11, net income of $11 million in 1Q12, net income of $29 million in 2Q12, net income of $25 million in 3Q12 and net income of $11 million in 4Q12, respectively, attributable to noncontrolling interests related to consolidated investment management funds.
(c)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 19 for GAAP to Non-GAAP reconciliations.
(d)	Includes fee revenue, net interest revenue and income (loss) from consolidated investment management funds, net of net income (loss) attributable to noncontrolling interests.

Page - 3

BNY Mellon 4Q12 Quarterly Earnings Review

BUSINESS METRICS

Investment Management metrics						4Q12 vs.
	4Q11	1Q12	2Q12	3Q12	4Q12	4Q11	3Q12
Changes in market value of AUM (in billions) (a):
Beginning balance	$1,198	$1,260	$1,308	$1,299	$1,359
Net inflows (outflows):
Long-term	16	7	26	9	14
Money market	7	(9)	(14)	9	(6)

Total net inflows (outflows)	23	(2)	12	18	8
Net market/currency impact	39	50	(21)	42	19

Ending balance	$1,260	$1,308	$1,299	$1,359	$1,386 (b)	10%	2%

AUM at period end, by product type (a):
Equity securities	31%	33%	32%	33%	33%
Fixed income securities	35	35	37	37	38
Money market	26	24	23	23	22
Alternative investments and overlay	8	8	8	7	7

Total	100%	100%	100%	100%	100%

Wealth management:
Average loans (in millions)	$7,209	$7,430	$7,763	$8,122	$8,478	18%	4%
Average deposits (in millions)	$11,761	$11,491	$11,259	$11,372	$12,609	7%	11%

(a)	Excludes securities lending cash management assets.
(b)	Preliminary.

Investment Services metrics						4Q12 vs.
	4Q11	1Q12	2Q12	3Q12	4Q12	4Q11	3Q12
Market value of assets under custody/administration at period-end (in trillions)(a)	$24.6	$25.3	$25.8	$26.6	$26.7	9%	—%

Market value of securities on loan at period-end (in billions) (b)	$269	$265	$275	$259	$246	(9)%	(5)%

Average loans (in millions)	$26,804	$25,902	$24,981	$24,365	$24,395	(9)%	—%
Average deposits (in millions)	$188,539	$175,055	$172,435	$188,049	$203,715	8%	8%

Asset servicing:
New business wins (AUC) (in billions)	$431	$453	$314	$522	$190

Corporate Trust:
Total debt serviced (in trillions)	$11.8	$11.9	$11.5	$11.6	$11.4	(3)%	(2)%
Number of deals administered	133,850	133,319	133,301	131,754	127,967	(4)%	(3)%

Depositary Receipts:
Number of sponsored programs	1,389	1,391	1,393	1,393	1,379	(1)%	(1)%

Clearing services:
DARTS volume (in thousands)	178.7	196.6	189.8	172.7	185.2	4%	7%
Average active clearing accounts U.S. (in thousands)	5,429	5,413	5,427	5,452	5,494	1%	1%
Average long-term mutual fund assets (U.S. platform) (in millions)	$287,562	$306,212	$306,973	$323,289	$334,883	16%	4%
Average margin loans (in millions)	$7,548	$7,900	$8,231	$7,922	$7,987	6%	1%

Broker-Dealer:
Average collateral management balances (in billions)	$1,866	$1,929	$1,997	$2,009	$2,112	13%	5%

Treasury services:
Global payments transaction volume (in thousands)	10,856	10,838	11,117	11,289	11,298	4%	—%

(a)	Preliminary. Prior periods have been restated to reflect a correction of a double-count of a portion of legacy Mellon’s assets under custody/administration.
(b)	Represents the securities on loan managed by the Investment Services business.

Page - 4

BNY Mellon 4Q12 Quarterly Earnings Review

The following table presents the value of certain market indices at period end and on an average basis.

Market indices						4Q12 vs.
	4Q11	1Q12	2Q12	3Q12	4Q12	4Q11	3Q12
S&P 500 Index (a)	1258	1408	1362	1441	1426	13%	(1)%
S&P 500 Index – daily average	1224	1347	1351	1400	1419	16	1
FTSE 100 Index (a)	5572	5768	5571	5742	5898	6	3
FTSE 100 Index – daily average	5424	5818	5555	5742	5842	8	2
MSCI World Index (a)	1183	1312	1236	1312	1339	13	2
MSCI World Index – daily average	1169	1268	1235	1273	1312	12	3
Barclays Capital Aggregate BondSM Index (a)	347	351	353	368	366	5	(1)
NYSE and NASDAQ share volume (in billions)	206	186	192	173	174	(16)	1
JPMorgan G7 Volatility Index – daily average (b)	12.95	10.39	10.30	8.70	7.56	(42)	(13)

(a)	Period end.
(b)	The JPMorgan G7 Volatility Index is based on the implied volatility in 3-month currency options.

Page - 5

BNY Mellon 4Q12 Quarterly Earnings Review

FEE AND OTHER REVENUE

Fee and other revenue (a)						4Q12 vs.
(dollars in millions)	4Q11	1Q12	2Q12	3Q12	4Q12	4Q11	3Q12
Investment services fees:
Asset servicing (b)	$885	$943	$950	$942	$945	7%	—%
Issuer services	287	251	275	311	215	N/M	N/M
Memo: Issuer services excluding Shareowner Services	245	251	275	311	215	(12)	(31)
Clearing services	278	303	309	287	294	6	2
Treasury services	134	136	134	138	141	5	2

Total investment services fees	1,584	1,633	1,668	1,678	1,595	1	(5)
Investment management and performance fees	730	745	797	779	853	17	9
Foreign exchange and other trading revenue	228	191	180	182	139	(39)	(24)
Distribution and servicing	42	46	46	48	52	24	8
Financing-related fees	38	44	37	46	45	18	(2)
Investment and other income	146	139	48	124	116	(21)	(6)

Total fee revenue	2,768	2,798	2,776	2,857	2,800	1	(2)
Net securities gains (losses)	(3)	40	50	22	50	N/M	N/M

Total fee and other revenue – GAAP	2,765	2,838	2,826	2,879	2,850	3	(1)
Less: Fee and other revenue related to Shareowner Services (c)	142	—	(3)	—	—

Total fee and other revenue excluding Shareowner Services – Non-GAAP	$2,623	$2,838	$2,829	$2,879	$2,850	9%	(1)%

Fee revenue as a percentage of total revenue excluding net securities gains (losses)	78%	78%	78%	78%	78%

(a)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 19 for fee and other revenue excluding Shareowner Services – Non-GAAP.
(b)	Asset servicing fees include securities lending revenue of $43 million in 4Q11, $49 million in 1Q12, $59 million in 2Q12, $49 million in 3Q12 and $41 million in 4Q12.
(c)	The Shareowner Services business was sold on Dec. 31, 2011. Results in 4Q11 include a $98 million pre-tax gain on the sale.

N/M – Not meaningful.

KEY POINTS

•

Asset servicing fees were $945 million, an increase of 7% year-over-year and flat sequentially. The year-over-year increase primarily reflects net new business, improved market values and higher global collateral management revenue. Sequentially, net new business and higher global collateral management revenue were primarily offset by lower securities lending revenue driven by lower loan balances and spreads.

•

Issuer services fees excluding Shareowner Services were $215 million, a decrease of 12% year-over-year and 31% sequentially. The year-over-year decrease primarily resulted from lower Depositary Receipts revenue driven by lower volumes and lower Corporate Trust fees reflecting the continued net run-off of structured debt securitizations. The sequential decrease primarily resulted from a $107 million decrease in Depositary Receipts revenue, largely reflecting seasonality.

•

Clearing services fees were $294 million, an increase of 6% year-over-year and 2% sequentially. Both increases primarily reflect higher mutual fund fees driven by increases in positions and assets, higher cash management balances, and an increase in DARTS. The year-over-year increase also reflects the impact of higher clearance revenue.

•

Treasury services fees were $141 million, an increase of 5% year-over-year and 2% sequentially. Both increases primarily reflect higher volumes in cash management services and higher money market fees.

Page - 6

BNY Mellon 4Q12 Quarterly Earnings Review

•

Investment management and performance fees were $853 million, an increase of 17% year-over-year and 9% sequentially. Both increases were impacted by the acquisition of the remaining 50% interest in the West LB Mellon Asset Management joint venture, subsequently renamed Meriten Investment Management (“Meriten”). Excluding the Meriten acquisition, investment management and performance fees increased 15% year-over-year and 8% sequentially driven by higher market values, net new business and higher performance fees. The year-over-year increase also reflects lower money market fee waivers.

•	Foreign exchange and other trading revenue

(dollars in millions)	4Q11	1Q12	2Q12	3Q12	4Q12
Foreign exchange	$183	$136	$157	$121	$106
Other trading revenue:
Fixed income	41	47	16	54	25
Credit derivatives/other (a)	4	8	7	7	8

Total other trading revenue	45	55	23	61	33

Total	$228	$191	$180	$182	$139

(a)	Credit derivatives are used as economic hedges of loans.

Foreign exchange and other trading revenue totaled $139 million compared with $228 million in 4Q11 and $182 million in 3Q12. In 4Q12, foreign exchange revenue totaled $106 million, a decrease of 42% year-over-year and 12% sequentially. Both decreases reflect a sharp decline in volatility and a modest decrease in volumes. Other trading revenue was $33 million in 4Q12 compared with $45 million in 4Q11 and $61 million in 3Q12. The decreases compared with both prior periods reflect lower fixed income trading revenue primarily driven by lower interest rate derivative trading revenue.

•	Investment and other income

(dollars in millions)	4Q11	1Q12	2Q12	3Q12	4Q12
Corporate/bank-owned life insurance	$35	$34	$32	$41	$41
Lease residual gains	20	34	3	—	14
Seed capital gains (losses)	3	24	—	28	7
Expense reimbursements from joint ventures	10	10	9	10	9
Equity investment revenue (loss)	8	6	(5)	16	(1)
Private equity gains (losses)	3	4	1	(1)	4
Asset-related gains (losses)	69	(2)	(3)	17	22
Other income (loss)	(2)	29	11	13	20

Total	$146	$139	$48	$124	$116

Investment and other income totaled $116 million compared with $146 million in 4Q11 and $124 million in 3Q12. The year-over-year decrease primarily reflects the pre-tax gain on the sale of the Shareowner Services business recorded in 4Q11 which was partially offset by the write-down on an equity investment also recorded in 4Q11. Additionally, 4Q12 includes higher net gains on loans held-for-sale retained from a previously divested bank subsidiary. Sequentially, the decrease primarily reflects lower seed capital gains and equity investment revenue, partially offset by higher leasing gains.

•	Net securities gains were $50 million in 4Q12.

Page - 7

BNY Mellon 4Q12 Quarterly Earnings Review

NET INTEREST REVENUE

Net interest revenue						4Q12 vs.
(dollars in millions)	4Q11	1Q12	2Q12	3Q12	4Q12	4Q11		3Q12
Net interest revenue (non-FTE)	$780	$765	$734	$749	$725	(7)%		(3)%
Net interest revenue (FTE)	790	776	747	765	740	(6)		(3)
Net interest margin (FTE)	1.27%	1.32%	1.25%	1.20%	1.09%	(18	) bps	(11	) bps

Selected average balances:
Cash/interbank investments	$121,017	$103,795	$101,871	$108,365	$118,796	(2)%		10%
Trading account securities	2,490	2,519	3,033	4,431	5,294	113		19
Securities	79,981	86,808	91,859	100,004	102,512	28		3
Loans	44,236	43,209	42,992	42,428	43,613	(1)		3

Interest-earning assets	247,724	236,331	239,755	255,228	270,215	9		6
Interest-bearing deposits	130,343	125,438	130,482	138,260	142,719	9		3
Noninterest-bearing deposits	76,309	66,613	62,860	70,230	79,987	5		14

Selected average yields/rates:
Cash/interbank investments	0.61%	0.64%	0.56%	0.51%	0.43%
Trading account securities	2.94	2.78	2.57	2.40	2.54
Securities	2.60	2.44	2.25	2.06	1.94
Loans	1.87	1.95	1.98	1.96	1.89
Interest-earning assets	1.50	1.56	1.48	1.40	1.27
Interest-bearing deposits	0.18	0.14	0.13	0.10	0.09

Average cash/interbank investments as a percentage of average interest-earning assets	49%	44%	42%	42%	44%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	31%	28%	26%	28%	30%

bps – basis points.

FTE – fully taxable equivalent.

KEY POINTS

•

Net interest revenue totaled $725 million in 4Q12, a decrease of $55 million compared with 4Q11 and $24 million sequentially. The year-over-year decrease in net interest revenue was primarily driven by the elimination of interest on European Central Bank deposits, lower accretion and lower yields on the reinvestment of securities, partially offset by higher interest-earning assets driven by higher deposits levels. The decrease in net interest revenue compared with 3Q12 primarily reflects lower LIBOR rates, lower yields on the reinvestment of securities and lower accretion, partially offset by higher interest-earning assets driven by higher deposits levels.

•

The net interest margin (FTE) was 1.09% in 4Q12 compared with 1.27% in 4Q11 and 1.20% in 3Q12. The decreases in net interest margin (FTE) compared with both prior periods primarily reflect higher interest-earning assets driven by higher deposit levels, lower reinvestment yields, the elimination of interest on European Central Bank deposits and lower accretion.

•

The current low interest rate environment continues to negatively impact net interest revenue. It has driven significant improvement in the value of the investment securities portfolio while creating the opportunity for us to realize gains as we rebalance and manage the duration risk of the portfolio. Gains realized on these sales should be considered along with net interest revenue when evaluating our overall results. In 4Q12, combined net interest revenue and net securities gains totaled $775 million, compared with $777 million in the year-ago quarter and $771 million in the linked quarter.

Page - 8

BNY Mellon 4Q12 Quarterly Earnings Review

NONINTEREST EXPENSE

Noninterest expense (a)						4Q12 vs.
(dollars in millions)	4Q11	1Q12	2Q12	3Q12	4Q12	4Q11	3Q12
Staff:
Compensation	$885	$861	$866	$893	$911	3%	2%
Incentives	281	352	311	306	311	11	2
Employee benefits	216	240	238	237	235	9	(1)

Total staff	1,382	1,453	1,415	1,436	1,457	5	1
Professional, legal and other purchased services	322	299	309	292	322	—	10
Software and equipment	213	205	209	208	233	9	12
Net occupancy	159	147	141	149	156	(2)	5
Distribution and servicing	96	101	103	109	108	13	(1)
Business development	75	56	71	60	88	17	47
Sub-custodian	62	70	70	65	64	3	(2)
Other	237	220	254	265	255	8	(4)
Amortization of intangible assets	106	96	97	95	96	(9)	1
M&I, litigation and restructuring charges	176	109	378	26	46	N/M	N/M

Total noninterest expense – GAAP	$2,828	$2,756	$3,047	$2,705	$2,825	—%	4%
Total staff expense as a percentage of total revenue	39%	40%	39%	39%	40%

Memo:
Total noninterest expense excluding amortization of intangible assets, M&I, litigation and restructuring charges and direct expense related to Shareowner Services – Non-GAAP	$2,500	$2,551	$2,572	$2,584	$2,683	7%	4%

(a)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 19 for noninterest expense excluding the direct expense related to Shareowner Services – Non-GAAP.

N/M – Not meaningful.

KEY POINTS

•

Total noninterest expense increased 7% year-over-year and 4% sequentially excluding amortization of intangible assets, M&I, litigation and restructuring charges and direct expenses related to Shareowner Services (Non-GAAP). Both increases were primarily driven by revenue mix as the lower interest rate environment and tepid capital markets have driven a decline in our low variable cost businesses, such as Depositary Receipts, foreign exchange and other trading and net interest revenue. These revenue declines were offset by increases in investment management, asset servicing, clearing and treasury services fees, all of which come with higher variable costs. Additionally, higher software amortization expense, business development expense and the Meriten acquisition increased noninterest expense both year-over-year and sequentially.

•

The restructuring charge in 4Q12 includes severance charges and a lease restructuring related to our operational excellence initiatives, which were primarily offset by a gain on the sale of a property. The net restructuring charge totaled less than $1 million in 4Q12.

•

Noninterest expenses were $11,333 million in full-year 2012, an increase of $221 million compared with full-year 2011. The increase in noninterest expense was driven by revenue mix and the cost of generating certain tax credits. In addition, our operational excellence initiatives savings primarily offset the impact of headwinds related to compensation and other operating expenses.

Page - 9

BNY Mellon 4Q12 Quarterly Earnings Review

OPERATIONAL EXCELLENCE INITIATIVES UPDATE

Expense initiatives (pre-tax)						Annualized
	Program savings					targeted savings
(dollar amounts in millions)	1Q12	2Q12	3Q12	4Q12	FY12	by the end of 2012
Business operations	$45	$55	$63	$75	$238	$225 - $240

Technology	16	21	21	24	82	$75 - $85

Corporate services	14	18	21	24	77	$60 - $65

Gross savings (a)	75	94	105	123	397	$360 - $390
Less: Incremental program costs (b)	5	23	23	37	88	$120 - $130

Net savings (c)	$70	$71	$82	$86	$309	$240 - $260

(a)	Represents the estimated annual pre-tax run rate expense savings since program inception in 2011. Total Company actual operating expense may increase or decrease due to other factors.
(b)	Program costs include incremental costs to plan and execute the programs including dedicated program managers, consultants, severance and other costs. These costs will fluctuate by quarter.
(c)	Net savings cannot be annualized due to the variability of program costs.

In 4Q12, program costs were lower than expected as we allocated the lease restructuring charge and severance costs to restructuring expense, consistent with prior periods.

Accomplishments

Through Dec. 31, 2012, we accomplished the following operational excellence initiatives:

Business Operations

•	Consolidated Treasury Services functions (e.g., check processing and lockbox operations) in our Pittsburgh Service Center.

•	Continued global footprint positions migration. Lowered operating costs as we ramped up the Eastern European Global Delivery Center.

•	Reengineered Dreyfus and Global Fund Accounting operations to reduce headcount.

•	Realized synergies by integrating our custody and clearing operations related to the Global Investment Servicing (“GIS”) acquisition.

•	Completed client conversions related to our BHF Asset Servicing GmbH acquisition.

Technology

•	Migrated GIS systems to BNY Mellon platforms – 100% of the production applications have been successfully migrated as of Dec. 31, 2012.

•	Insourced software engineers to Global Delivery Centers.

•	Standardized infrastructure through server elimination and software rationalization.

•	Consolidated storage platforms.

Corporate Services

•	Consolidated offices and reduced real estate by 565,000 square feet, primarily in the NY Metro region, EMEA region and Los Angeles.

•	Benefited from the enhanced global procurement program and renegotiated key vendor contracts.

Page - 10

BNY Mellon 4Q12 Quarterly Earnings Review

CAPITAL

The following table presents our Basel I Tier 1 common equity generated.

Basel I Tier 1 common equity generation
(dollars in millions)	4Q11	1Q12	2Q12	3Q12	4Q12
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$505	$619	$466	$720	$622
Add: Amortization of intangible assets, net of tax	66	61	61	60	65

Gross Basel I Tier 1 common equity generated	571	680	527	780	687

Less capital deployed:
Common stock dividends	159	158	156	155	154
Common stock repurchased	69	371	286	288	170
Goodwill and intangible assets related to acquisitions/dispositions	(241)	—	—	—	93

Total capital deployed	(13)	529	442	443	417
Add: Other	(114)	146	(53)	193	143

Net Basel I Tier 1 common equity generated	$470	$297	$32	$530	$413

We generated $687 million of gross Basel I Tier 1 common equity in 4Q12.

The following table presents our capital ratios.

Capital ratios	Dec. 31, 2011	Sept. 30, 2012	Dec. 31, 2012 (a)
Estimated Basel III Tier 1 common equity ratio (b)(c)	N/A	9.3%	9.8%
Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (c)	13.4%	13.3	13.6
Basel I Tier 1 capital ratio	15.0	15.3	15.1
Basel I Total (Tier 1 plus Tier 2) capital ratio	17.0	16.9	16.4
Basel I leverage capital ratio	5.2	5.6	5.3
BNY Mellon shareholders’ equity to total assets ratio (c)	10.3	10.7	10.1
BNY Mellon common shareholders’ equity to total assets ratio (c)	10.3	10.3	9.9
Tangible BNY Mellon common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (c)	6.4	6.3	6.4

(a)	Preliminary.
(b)	The estimated Basel III Tier 1 common equity ratios at Sept. 30, 2012 and Dec. 31, 2012 was based on the Notices of Proposed Rulemaking (“NPRs”) and final market risk rule initially released on June 7, 2012 and published in the Federal Register on Aug. 30, 2012. The estimated Basel III Tier 1 common equity ratio of 7.1% at Dec. 31, 2011 was based on prior Basel III guidance and the proposed market risk rule.
(c)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 19 for a calculation of these ratios.

Our estimated Basel III Tier 1 common equity ratio – Non-GAAP was 9.8% at Dec. 31, 2012 compared to 9.3% at Sept. 30, 2012. The increase was primarily due to lower risk-weighted assets.

Page - 11

BNY Mellon 4Q12 Quarterly Earnings Review

INVESTMENT SECURITIES PORTFOLIO

At Dec. 31, 2012, the fair value of our investment securities portfolio totaled $100.7 billion. The unrealized pre-tax net gain on our total securities portfolio was $2.4 billion at Dec. 31, 2012 compared with $2.5 billion at Sept. 30, 2012. The decrease in the unrealized pre-tax gain was primarily driven by $50 million of net realized securities gains in 4Q12. During 4Q12, we received $195 million of paydowns and sold approximately $5 million of sub-investment grade securities.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio
			4Q12				Fair value
	Sept. 30,		change in	Dec. 31, 2012			as a % of		Ratings
	2012		unrealized	Amortized	Fair		amortized	Unrealized	AAA/	A+/	BBB+/	BB+ and	Not
(dollars in millions)	Fair value		gain/(loss)	cost	value		cost(a)	gain/(loss)	AA-	A-	BBB-	lower	rated
Agency RMBS	$41,462		$(188)	$39,234	$40,210		102%	$976	100%	—%	—%	—%	—%
U.S. Treasury securities	20,356		8	18,550	18,890		102	340	100	—	—	—	—
Sovereign debt/sovereign guaranteed (b)	9,698		(51)	9,186	9,304		101	118	100	—	—	—	—
Non-agency RMBS (c)	3,200		13	2,520	3,110		75	590	1	—	2	97	—
Non-agency RMBS	1,724		59	1,727	1,697		90	(30)	4	19	13	64	—
European floating rate notes (d)	4,231		67	4,258	4,137		96	(121)	73	21	1	5	—
Commercial MBS	2,931		(8)	2,695	2,838		105	143	89	9	2	—	—
State and political subdivisions	6,210		(14)	6,106	6,191		101	85	84	14	1	—	1
Foreign covered bonds (e)	3,876		6	3,596	3,718		103	122	100	—	—	—	—
Corporate bonds	1,863		(17)	1,525	1,585		104	60	19	72	8	1	—
CLO	1,107		6	1,204	1,206		100	2	100	—	—	—	—
U.S. Government agency debt	1,086		(1)	1,044	1,074		103	30	100	—	—	—	—
Consumer ABS	1,763		(3)	2,114	2,124		100	10	90	10	—	—	—
Other (f)	4,127		6	4,573	4,619		101	46	48	48	—	—	4

Total investment securities	$103,634	(g)	$(117)	$98,332	$100,703	(g)	102%	$2,371	89%	6%	1%	4%	—%

(a)	Amortized cost before impairments.
(b)	Primarily comprised of exposure to UK, France, Germany and Netherlands.
(c)	These RMBS were included in the former Grantor Trust and were marked-to-market in 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancement, the difference between the written-down amortized cost and the current face amount of each of these securities.
(d)	Includes RMBS, commercial MBS and other securities. Primarily comprised of exposure to UK and Netherlands.
(e)	Primarily comprised of exposure to Germany, Canada and UK.
(f)	Includes commercial paper of $2.2 billion and $2.2 billion, fair value, and money market funds of $2.2 billion and $1.6 billion, fair value, at Dec. 31, 2012 and Sept. 30, 2012, respectively.
(g)	Includes net unrealized losses on derivatives hedging securities available-for-sale of $305 million at Dec. 31, 2012 and $407 million at Sept. 30, 2012.

Page - 12

BNY Mellon 4Q12 Quarterly Earnings Review

NONPERFORMING ASSETS

Nonperforming assets	Dec. 31,	Sept. 30,	Dec. 31,
(dollars in millions)	2011	2012	2012
Nonperforming loans:
Other residential mortgages	$203	$166	$158
Wealth management	32	33	30
Commercial	21	29	27
Commercial real estate	40	29	18
Foreign	10	9	9
Financial institutions	23	3	3

Total nonperforming loans	329	269	245
Other assets owned	12	5	4

Total nonperforming assets (a)	$341	$274	$249

Nonperforming assets ratio	0.78%	0.60%	0.53%
Allowance for loan losses/nonperforming loans	119.8	126.0	108.6
Total allowance for credit losses/nonperforming loans	151.1	169.5	158.0

(a)	Loans of consolidated investment management funds are not part of BNY Mellon’s loan portfolio. Included in these loans are nonperforming loans of $174 million at Dec. 31, 2012, $153 million at Sept. 30, 2012 and $101 million at Dec. 31, 2011. These loans are recorded at fair value and therefore do not impact the provision for credit losses and allowance for loan losses, and accordingly are excluded from the nonperforming assets table above.

Nonperforming assets decreased $92 million from Dec. 31, 2011 to $249 million at Dec. 31, 2012. The decrease primarily resulted from paydowns, sales, return to accrual status and charge-offs, partially offset by additions.

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs
(dollars in millions)	4Q11	3Q12	4Q12
Allowance for credit losses – beginning of period	$498	$467	$456
Provision for credit losses	23	(5)	(61)
Net (charge-offs) recoveries:
Other residential mortgages	(14)	(1)	(3)
Financial institutions	(7)	(4)	(5)
Commercial	—	(1)	—
Commercial real estate	(1)	—	—
Foreign	(2)	—	—

Net (charge-offs) recoveries	(24)	(6)	(8)

Allowance for credit losses – end of period	$497	$456	$387

Allowance for loan losses	$394	$339	$266
Allowance for lending-related commitments	103	117	121

The provision for credit losses was a credit of $61 million in 4Q12. The credit was largely driven by a reduction in the allowance for credit losses related to the residential mortgage loan portfolio. Our residential mortgage loan portfolio has experienced better performance compared to aggregate industry historical losses. In 4Q12, we began using our actual loan loss experience rather than industry data to estimate the allowance for credit losses. The provision for credit losses was $23 million in 4Q11 and a credit of $5 million in 3Q12.

Page - 13

BNY Mellon 4Q12 Quarterly Earnings Review

REVIEW OF BUSINESSES

INVESTMENT MANAGEMENT provides investment management services to institutional and retail investors, as well as investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, and foundations and endowments.

						4Q12 vs.
(dollars in millions, unless otherwise noted)	4Q11	1Q12	2Q12	3Q12	4Q12	4Q11	3Q12
Revenue:
Investment management fees:
Mutual funds	$237	$260	$270	$283	$293	24%	4%
Institutional clients	299	322	321	334	349	17	4
Wealth management	154	157	158	158	159	3	1

Investment management fees	690	739	749	775	801	16	3
Performance fees	47	16	54	10	57	21	N/M
Distribution and servicing	41	45	45	47	50	22	6
Other (a)	(11)	52	13	40	25	N/M	N/M

Total fee and other revenue (a)	767	852	861	872	933	22	7
Net interest revenue	55	55	52	52	55	—	6

Total revenue	822	907	913	924	988	20	7
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense (ex. amortization of intangible assets)	632	619	642	644	712	13	11

Income before taxes (ex. amortization of intangible assets)	190	288	271	280	276	45	(1)
Amortization of intangible assets	53	48	48	48	48	(9)	—

Income before taxes	$137	$240	$223	$232	$228	66%	(2)%

Pre-tax operating margin	17%	26%	24%	25%	23%
Pre-tax operating margin (ex. amortization of intangible assets and net of distribution and servicing expense) (b)	26%	36%	34%	34%	31%

Metrics:
Changes in market value of AUM (in billions) (c):
Beginning balance	$1,198	$1,260	$1,308	$1,299	$1,359
Net inflows (outflows):
Long-term	16	7	26	9	14
Money market	7	(9)	(14)	9	(6)

Total net inflows (outflows)	23	(2)	12	18	8
Net market/currency impact	39	50	(21)	42	19

Ending balance	$1,260	$1,308	$1,299	$1,359	$1,386 (d)	10%	2%

AUM at period end, by product type (c):
Equity securities	31%	33%	32%	33%	33%
Fixed income securities	35	35	37	37	38
Money market	26	24	23	23	22
Alternative investments and overlay	8	8	8	7	7

Total	100%	100%	100%	100%	100%

Wealth management:
Average loans	$7,209	$7,430	$7,763	$8,122	$8,478	18%	4%
Average deposits	$11,761	$11,491	$11,259	$11,372	$12,609	7%	11%

(a)	Total fee and other revenue includes the impact of the consolidated investment management funds. See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 19. Additionally, other revenue includes asset servicing and treasury services revenue.
(b)	Distribution and servicing expense is netted with distribution and servicing revenue for the purpose of this calculation of pre-tax operating margin. Distribution and servicing expense totaled $95 million, $100 million, $102 million, $107 million and $106 million, respectively.
(c)	Excludes securities lending cash management assets.
(d)	Preliminary.

N/M – Not meaningful.

Page - 14

BNY Mellon 4Q12 Quarterly Earnings Review

INVESTMENT MANAGEMENT KEY POINTS

•	Assets under management were a record $1.4 trillion at Dec. 31, 2012, an increase of 10% year-over-year and 2% sequentially. Both increases resulted from higher market values and net new business.

•	13th consecutive quarter of positive long-term flows.

•	Net long-term inflows were $14 billion and short-term outflows were $6 billion in 4Q12. Long-term inflows benefited from fixed income and liability-driven investments.

•	Year-over-year, positive operating leverage of 700 basis points, 300 basis points excluding other fee revenue.

•

Total revenue was $988 million, an increase of 20% year-over-year and 7% sequentially. Both increases were driven by higher market values, net new business, higher performance fees and the impact of the Meriten acquisition.

•

Investment management fees were $801 million, an increase of 16% year-over-year and 3% sequentially. Both increases were impacted by the Meriten acquisition. Excluding the Meriten acquisition, investment management fees increased 14% year-over-year and 2% sequentially. Both increases were driven by higher market values and net new business. The year-over-year increase also reflects lower money market fee waivers.

•

Performance fees were $57 million in 4Q12 compared with $47 million in 4Q11 and $10 million in 3Q12. The increases primarily resulted from a higher level of fees generated on liability-driven investments.

•

Other revenue was $25 million in 4Q12 compared with a loss of $11 million in 4Q11 and revenue of $40 million in 3Q12. Results in 4Q11 reflect the write-down of an equity investment. The increase compared with 4Q11 also reflects seed capital gains. The decrease compared with 3Q12 primarily reflects lower seed capital gains.

•

Net interest revenue was unchanged year-over-year and increased 6% sequentially. Year-over-year, lower spreads were offset by higher average deposits and loans. The sequential increase primarily resulted from higher average loan and deposit levels.

•	Average loans increased 18% year-over-year and 4% sequentially; average deposits increased 7% year-over-year and 11% sequentially.

•

Total noninterest expense (ex. amortization of intangible assets) increased 13% year-over-year and 11% sequentially. Both increases reflect revenue mix, the impact of the Meriten acquisition and seasonally higher business development costs which primarily resulted from higher marketing expenses. The year-over-year increase also includes higher distribution and servicing expense and higher staff expense.

•	47% non-U.S. revenue in 4Q12 vs. 44% in 4Q11.

•	Newton Real Return Fund awarded Best Multi-Asset Fund by Feri EuroRating Services (November 2012).

•	Insight Investment UK Market Neutral Team awarded Investment Team of the Year by S&P Capital IQ Fund Research (October, 2012).

Page - 15

BNY Mellon 4Q12 Quarterly Earnings Review

INVESTMENT SERVICES provides global custody and related services, broker-dealer services, alternative investment services, corporate trust, depositary receipt and clearing services as well as global payment/working capital solutions to global financial institutions.

						4Q12 vs.
(dollars in millions, unless otherwise noted)	4Q11	1Q12	2Q12	3Q12	4Q12	4Q11	3Q12
Revenue:
Investment services fees:
Asset servicing	$858	$915	$920	$912	$916	7%	—%
Issuer services	245	251	275	310	213	(13)	(31)
Clearing services	278	303	309	287	294	6	2
Treasury services	133	136	132	135	140	5	4

Total investment services fees	1,514	1,605	1,636	1,644	1,563	3	(5)
Foreign exchange and other trading revenue	196	176	179	158	128	(35)	(19)
Other (a)	71	71	66	77	72	1	(6)

Total fee and other revenue (a)	1,781	1,852	1,881	1,879	1,763	(1)	(6)
Net interest revenue	634	642	607	608	585	(8)	(4)

Total revenue	2,415	2,494	2,488	2,487	2,348	(3)	(6)
Provision for credit losses	—	16	(14)	(4)	—	N/M	N/M
Noninterest expense (ex. amortization of intangible assets)	1,706	1,779	2,097	1,735	1,765	3	2

Income before taxes (ex. amortization of intangible assets)	709	699	405	756	583	(18)	(23)
Amortization of intangible assets	50	48	49	47	48	(4)	2

Income before taxes	$659	$651	$356	$709	$535	(19)%	(25)%

Pre-tax operating margin	27%	26%	14%	29%	23%
Pre-tax operating margin (ex. amortization of intangible assets)	29%	28%	16%	30%	25%

Investment services fees as a percentage of noninterest expense (b)	90%	94%	94%	96%	90%

Securities lending revenue	$35	$39	$48	$37	$31	(11)%	(16)%

Metrics:
Market value of assets under custody/administration at period-end (in trillions)(c)	$24.6	$25.3	$25.8	$26.6	$26.7	9%	—%

Market value of securities on loan at period-end (in billions) (d)	$269	$265	$275	$259	$246	(9)%	(5)%

Average loans	$26,804	$25,902	$24,981	$24,365	$24,395	(9)%	—%
Average deposits	$188,539	$175,055	$172,435	$188,049	$203,715	8%	8%

Asset servicing:
New business wins (AUC) (in billions)	$431	$453	$314	$522	$190

Corporate Trust:
Total debt serviced (in trillions)	$11.8	$11.9	$11.5	$11.6	$11.4	(3)%	(2)%
Number of deals administered	133,850	133,319	133,301	131,754	127,967	(4)%	(3)%

Depositary Receipts:
Number of sponsored programs	1,389	1,391	1,393	1,393	1,379	(1)%	(1)%

Clearing services:
DARTS volume (in thousands)	178.7	196.6	189.8	172.7	185.2	4%	7%
Average active clearing accounts U.S. (in thousands)	5,429	5,413	5,427	5,452	5,494	1%	1%
Average long-term mutual fund assets (U.S. platform)	$287,562	$306,212	$306,973	$323,289	$334,883	16%	4%
Average margin loans	$7,548	$7,900	$8,231	$7,922	$7,987	6%	1%

Broker-Dealer:
Average collateral management balances (in billions)	$1,866	$1,929	$1,997	$2,009	$2,112	13%	5%

Treasury services:
Global payments transaction volume (in thousands)	10,856	10,838	11,117	11,289	11,298	4%	—%

(a)	Total fee and other revenue includes investment management fees and distribution and servicing revenue.
(b)	Noninterest expense excludes amortization of intangible assets, support agreement charges and litigation expense.
(c)	Preliminary. Prior periods have been restated to reflect a correction of a double-count of a portion of legacy Mellon’s assets under custody/administration.
(d)	Represents the securities on loan managed by the Investment Services business.

Page - 16

BNY Mellon 4Q12 Quarterly Earnings Review

INVESTMENT SERVICES KEY POINTS

•	Investment services fees totaled $1.6 billion, an increase of 3% year-over-year and a decrease of 5% sequentially.

•

Asset servicing fees (global custody, broker-dealer services and alternative investment services) were $916 million in 4Q12 compared with $858 million in 4Q11 and $912 million in 3Q12. The year-over-year increase primarily reflects net new business, improved market values and higher global collateral management revenue. Sequentially, net new business and higher global collateral management revenue were primarily offset by lower securities lending revenue driven by lower loan balances and spreads.

•	New business wins (AUC) of $190 billion in 4Q12.

•

Issuer services fees (Corporate Trust and Depositary Receipts) were $213 million in 4Q12 compared with $245 million in 4Q11 and $310 million in 3Q12. The year-over-year decrease primarily resulted from lower Depositary Receipts revenue driven by lower volumes and lower Corporate Trust fees reflecting the continued net run-off of structured debt securitizations. The sequential decrease primarily resulted from a $107 million decrease in Depositary Receipts revenue, largely reflecting seasonality.

•

Clearing services fees (Pershing) were $294 million in 4Q12 compared with $278 million in 4Q11 and $287 million in 3Q12. Both increases primarily reflect higher mutual fund fees driven by increases in positions and assets, higher cash management balances, and an increase in DARTS. The year-over-year increase also reflects the impact of higher clearance revenue.

•

Treasury services fees were $140 million, an increase of 5% year-over-year and 4% sequentially. Both increases primarily reflect higher volumes in cash management services and higher money market fees.

•

Foreign exchange and other trading revenue was $128 million in 4Q12 compared with $196 million in 4Q11 and $158 million in 3Q12. Both decreases reflect a sharp decline in volatility and a modest decrease in volumes.

•	Net interest revenue was $585 million in 4Q12 compared with $634 million in 4Q11 and $608 million in 3Q12. Both decreases primarily reflect lower spreads on deposits and lower accretion.

•

Noninterest expense (excluding amortization of intangible assets) was $1.8 billion in 4Q12 compared with $1.7 billion in both 4Q11 and 3Q12. The year-over-year increase primarily reflects higher software amortization expense, and higher staff expense driven by revenue mix. The sequential increase primarily reflects higher litigation expense and software amortization expense, partially offset by lower incentive expense.

•	34% non-U.S. revenue in 4Q12 vs. 35% in 4Q11.

Page - 17

BNY Mellon 4Q12 Quarterly Earnings Review

OTHER SEGMENT primarily includes credit-related services, the leasing portfolio, corporate treasury activities, business exits, M&I expenses and other corporate revenue and expense items. Results in 2011 include the Shareowner Services business.

(dollars in millions)	4Q11	1Q12	2Q12	3Q12	4Q12
Revenue:
Fee and other revenue	$240	$166	$112	$150	$185
Net interest revenue	91	68	75	89	85

Total revenue	331	234	187	239	270
Provision for credit losses	23	(11)	(5)	(1)	(61)
Noninterest expense (ex. amortization of intangible assets, M&I and restructuring charges)	245	253	189	218	225

Income (loss) before taxes (ex. amortization of intangible assets, M&I and restructuring charges)	63	(8)	3	22	106
Amortization of intangible assets	3	—	—	—	—
M&I and restructuring charges	139	9	22	13	27

Income (loss) before taxes	$(79)	$(17)	$(19)	$9	$79

Average loans and leases	$10,223	$9,877	$10,248	$9,941	$10,740

KEY POINTS

•

Total fee and other revenue decreased $55 million compared with 4Q11 and increased $35 million compared with 3Q12. The year-over-year decrease reflects the impact of the sale of the Shareowner Services business, including the gain on the sale, partially offset by higher securities gains, as well as net gains on loans held-for-sale retained from a previously divested bank subsidiary. The sequential increase was driven by higher net securities gains.

•	The provision for credit losses was a credit of $61 million in 4Q12, largely driven by a reduction in the allowance for credit losses related to the residential mortgage loan portfolio.

•

Noninterest expense (excluding amortization of intangible assets and M&I and restructuring charges) decreased $20 million compared with 4Q11 and increased $7 million compared with 3Q12. The decrease compared with 4Q11 resulted from the sale of the Shareowner Services business, partially offset by higher staff expense. The increase compared with 3Q12 primarily reflects higher professional, legal and other purchased services and higher business development expense.

Page - 18

BNY Mellon 4Q12 Quarterly Earnings Review

SUPPLEMENTAL INFORMATION – EXPLANATION OF NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Review certain Non-GAAP financial measures based upon tangible common shareholders’ equity. BNY Mellon believes that the ratio of Tier 1 common equity to risk-weighted assets and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the Tier 1 and Total capital ratios which are utilized by regulatory authorities. The ratio of Basel I Tier 1 common equity to risk-weighted assets excludes preferred stock, as well as the trust preferred securities which will be phased out of Basel I Tier 1 regulatory capital beginning in 2013. Unlike the Basel I Tier 1 and Total capital ratios, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income. BNY Mellon has presented its estimated Basel III Tier 1 common equity ratio on a basis that is representative of how it currently understands the Basel III rules. Management views the Basel III Tier 1 common equity ratio as a key measure in monitoring BNY Mellon’s capital position. The presentation of the Basel III Tier 1 common equity ratio allows investors to compare BNY Mellon’s Basel III Tier 1 common equity ratio with estimates presented by other companies. Additionally, BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding.

BNY Mellon has presented revenue measures which exclude the effect of noncontrolling interests related to consolidated investment management funds and other revenue related to the Shareowner Services business, which was sold on Dec. 31, 2011; and expense measures which exclude M&I expenses, litigation charges, restructuring charges, amortization of intangible assets and direct expenses related to the Shareowner Services business. Return on equity measures and operating margin measures, which exclude some or all of these items, are also presented. BNY Mellon believes that these measures are useful to investors because they permit a focus on period-to-period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to certain ongoing charges as a result of prior transactions or where we have incurred charges. M&I expenses primarily relate to the acquisitions of Global Investment Servicing on July 1, 2010 and BHF Asset Servicing GmbH on Aug. 2, 2010. M&I expenses generally continue for approximately three years after the transaction and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. Litigation charges represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Restructuring charges relate to our operational excellence initiatives and migrating positions to global delivery centers. Excluding these charges permits investors to view expenses on a basis consistent with how management views the business. BNY Mellon also presents revenue and noninterest expense excluding results relating to the Shareowner Services business so that an investor may compare those results with other periods, which do not include the Shareowner Services business.

The presentation of income (loss) from consolidated investment management funds, net of net income (loss) attributable to noncontrolling interest related to the consolidation of certain investment management funds permits investors to view revenue on a basis consistent with prior periods. BNY Mellon believes that these presentations, as a supplement to GAAP information, give investors a clearer picture of the results of its primary businesses.

In this Earnings Review, the net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice.

Page - 19

BNY Mellon 4Q12 Quarterly Earnings Review

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business-level basis.

The following table presents income from consolidated investment management funds, net of noncontrolling interests.

Income from consolidated investment management funds, net of noncontrolling interests
(dollars in millions)	4Q11	1Q12	2Q12	3Q12	4Q12
Income (loss) from consolidated investment management funds	$(5)	$43	$57	$47	$42
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	(28)	11	29	25	11

Income from consolidated investment management funds, net of noncontrolling interests	$23	$32	$28	$22	$31

The following table presents the line items in the Investment Management business impacted by the consolidated investment management funds.

Income from consolidated investment management funds, net of noncontrolling interests
(dollars in millions)	4Q11	1Q12	2Q12	3Q12	4Q12
Investment management and performance fees	$20	$22	$20	$20	$19
Other (Investment income)	3	10	8	2	12

Income from consolidated investment management funds, net of noncontrolling interests	$23	$32	$28	$22	$31

The following table presents the calculation of the pre-tax operating margin ratio.

Pre-tax operating margin
(dollars in millions)	4Q11	1Q12	2Q12	3Q12	4Q12
Income before income taxes – GAAP	$689	$885	$589	$975	$853
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	(28)	11	29	25	11
Add: Amortization of intangible assets	106	96	97	95	96
M&I, litigation and restructuring charges	176	109	378	26	46

Income before income taxes excluding net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets, M&I, litigation and restructuring charges – Non-GAAP	$999	$1,079	$1,035	$1,071	$984

Fee and other revenue – GAAP	$2,765	$2,838	$2,826	$2,879	$2,850
Income (loss) from consolidated investment management funds – GAAP	(5)	43	57	47	42
Net interest revenue – GAAP	780	765	734	749	725

Total revenue – GAAP	3,540	3,646	3,617	3,675	3,617
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	(28)	11	29	25	11

Total revenue excluding net income (loss) attributable to noncontrolling interests of consolidated investment management funds – Non-GAAP	$3,568	$3,635	$3,588	$3,650	$3,606

Pre-tax operating margin (a)	19%	24%	16%	27%	24%
Pre-tax operating margin excluding net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets, M&I, litigation and restructuring charges – Non-GAAP (a)	28%	30%	29%	29%	27%

(a)	Income before taxes divided by total revenue.

Page - 20

BNY Mellon 4Q12 Quarterly Earnings Review

The following table presents the calculation of the return on common equity and the return on tangible common equity.

Return on common equity and tangible common equity
(dollars in millions)	4Q11	1Q12	2Q12	3Q12	4Q12
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$505	$619	$466	$720	$622
Add: Amortization of intangible assets, net of tax	66	61	61	60	65

Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	571	680	527	780	687
Add: M&I, litigation and restructuring charges	110	65	225	18	31

Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP	$681	$745	$752	$798	$718

Average common shareholders’ equity	$33,761	$33,718	$34,123	$34,522	$34,962
Less: Average goodwill	18,044	17,962	17,941	17,918	18,046
Average intangible assets	5,333	5,121	5,024	4,926	4,860
Add: Deferred tax liability – tax deductible goodwill	967	972	982	1,057	1,130
Deferred tax liability – non-tax deductible intangible assets	1,459	1,428	1,400	1,339	1,310

Average tangible common shareholders’ equity – Non-GAAP	$12,810	$13,035	$13,540	$14,074	$14,496

Return on common equity– GAAP (a)	5.9%	7.4%	5.5%	8.3%	7.1%
Return on common equity excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP (a)	8.0%	8.9%	8.9%	9.2%	8.2%

Return on tangible common equity – Non-GAAP (a)	17.7%	21.0%	15.7%	22.1%	18.8%
Return on tangible common equity excluding M&I, litigation and restructuring charges – Non-GAAP (a)	21.1%	23.0%	22.4%	22.5%	19.7%

(a)	Annualized.

The following table presents the calculation of the equity to assets ratio and book value per common share.

Equity to assets and book value per common share (dollars in millions, unless otherwise noted)	Dec. 31, 2011	Sept. 30, 2012	Dec. 31, 2012
BNY Mellon shareholders’ equity at period end – GAAP	$33,417	$36,218	$36,431
Less: Preferred stock	—	1,036	1,068

BNY Mellon common shareholders’ equity at period-end – GAAP	33.417	35,182	35,363
Less: Goodwill	17,904	17,984	18,075
Intangible assets	5,152	4,882	4,809
Add: Deferred tax liability – tax deductible goodwill	967	1,057	1,130
Deferred tax liability – non-tax deductible intangible assets	1,459	1,339	1,310

Tangible BNY Mellon common shareholders’ equity at period end – Non-GAAP	$12,787	$14,712	$14,919

Total assets at period end – GAAP	$325,266	$339,944	$358,990
Less: Assets of consolidated investment management funds	11,347	11,369	11,481

Subtotal assets of operations – Non-GAAP	313,919	328,575	347,509
Less: Goodwill	17,904	17,984	18,075
Intangible assets	5,152	4,882	4,809
Cash on deposit with the Federal Reserve and other central banks (a)	90,230	73,037	90,040

Tangible total assets of operations at period end – Non-GAAP	$200,633	$232,672	$234,585

BNY Mellon shareholders’ equity to total assets – GAAP	10.3%	10.7%	10.1%
BNY Mellon common shareholders’ equity to total assets – GAAP	10.3%	10.3%	9.9%
Tangible BNY Mellon common shareholders’ equity to tangible assets of operations – Non-GAAP	6.4%	6.3%	6.4%

(a)	Assigned a zero percent risk-weighting by the regulators.

Page - 21

BNY Mellon 4Q12 Quarterly Earnings Review

The following table presents investment management and performance fees excluding the impact of the Meriten acquisition.

Investment management and performance fees						4Q12 vs.
(dollars in millions)	4Q11	1Q12	2Q12	3Q12	4Q12	4Q11	3Q12
Investment management and performance fees	$730	$745	$797	$779	$853	17%	9%
Less: Meriten acquisition	N/A	N/A	N/A	N/A	13	N/M	N/M

Investment management fees excluding the Meriten acquisition	$730	$745	$797	$779	$840	15%	8%

N/A – Not applicable.

N/M – Not meaningful.

The following table presents investment management fees generated in the Investment Management segment excluding the impact of the Meriten acquisition.

Investment management fees						4Q12 vs.
(dollars in millions)	4Q11	1Q12	2Q12	3Q12	4Q12	4Q11	3Q12
Investment management fees	$690	$739	$749	$775	$801	16%	3%
Less: Meriten acquisition	N/A	N/A	N/A	N/A	12	N/M	N/M

Investment management fees excluding the Meriten acquisition	$690	$739	$749	$775	$789	14%	2%

N/A – Not applicable.

N/M – Not meaningful.

The following tables present fee and other revenue and noninterest expense excluding Shareowner Services.

Fee and other revenue excluding Shareowner Services						4Q12 vs.
(dollars in millions)	4Q11	1Q12	2Q12	3Q12	4Q12	4Q11	3Q12
Investment services fees:
Asset servicing	$885	$943	$950	$942	$945	7%	—%
Issuer services	245	251	275	311	215	(12)	(31)
Clearing services	278	303	309	287	294	6	2
Treasury services	134	136	134	138	141	5	2

Total investment services fees	1,542	1,633	1,668	1,678	1,595	3	(5)
Investment management and performance fees	730	745	797	779	853	17	9
Foreign exchange and other trading revenue	227	191	180	182	139	(39)	(24)
Distribution and servicing	42	46	46	48	52	24	8
Financing-related fees	37	44	37	46	45	22	(2)
Investment and other income	48	139	51	124	116	N/M	(6)

Total fee revenue	2,626	2,798	2,779	2,857	2,800	7	(2)
Net securities gains (losses)	(3)	40	50	22	50	N/M	N/M

Total fee and other revenue	$2,623	$2,838	$2,829	$2,879	$2,850	9%	(1)%

Noninterest expense excluding Shareowner Services						4Q12 vs.
(dollars in millions)	4Q11	1Q12	2Q12	3Q12	4Q12	4Q11	3Q12
Staff:
Compensation	$871	$861	$866	$893	$911	5%	2%
Incentives	278	352	311	306	311	12	2
Employee benefits	213	240	238	237	235	10	(1)

Total staff	1,362	1,453	1,415	1,436	1,457	7	1
Professional, legal and other purchased services	310	299	309	292	322	4	10
Software and equipment	208	205	209	208	233	12	12
Net occupancy	156	147	141	149	156	—	5
Distribution and servicing	96	101	103	109	108	13	(1)
Business development	74	56	71	60	88	19	47
Sub-custodian	62	70	70	65	64	3	(2)
Other	232	220	254	265	255	10	(4)
Amortization of intangible assets	103	96	97	95	96	(7)	1
M&I, litigation and restructuring charges	176	109	378	26	46	N/M	N/M

Total noninterest expense	$2,779	$2,756	$3,047	$2,705	$2,825	2%	4%

Page - 22

BNY Mellon 4Q12 Quarterly Earnings Review

The following table presents the calculation of our Basel I Tier 1 common equity ratio – Non-GAAP.

Calculation of Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP	Dec. 31,	Sept. 30,	Dec. 31,
(dollars in millions)	2011	2012	2012 (a)
Total Tier 1 capital – Basel I	$15,389	$16,797	$16,692
Less: Trust preferred securities	1,659	1,173	623
Preferred stock	—	1,036	1,068

Total Tier 1 common equity	$13,730	$14,588	$15,001

Total risk-weighted assets – Basel I	$102,255	$109,867	$110,643

Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP	13.4%	13.3%	13.6%

(a)	Preliminary.

The following table presents the calculation of our estimated Basel III Tier 1 common equity ratio on a fully-phased-in basis.

Estimated Basel III Tier 1 common equity ratio – Non-GAAP (a)	Dec. 31,	Sept. 30,	Dec. 31,
(dollars in millions)	2011	2012	2012 (b)
Total Tier 1 capital – Basel I	$15,389	$16,797	$16,692
Add: Deferred tax liability – tax deductible intangible assets	N/A	N/A	78
Less: Trust preferred securities	1,659	1,173	623
Preferred stock	—	1,036	1,068
Adjustments related to available-for-sale securities and pension liabilities included in accumulated other comprehensive income (c)	944	(124)	83
Adjustments related to equity method investments (c)	555	571	501
Deferred tax assets	—	46	47
Net pensions fund assets (c)	90	43	249
Other	(3)	3	—

Total estimated Basel III Tier 1 common equity	$12,144	$14,049	$14,199
Total risk-weighted assets – Basel I	$102,255	$109,867	$110,643
Add: Adjustments (d)	67,813	41,816	33,641

Total estimated Basel III risk-weighted assets (e)	$170,068	$151,683	$144,284
Estimated Basel III Tier 1 common equity ratio – Non-GAAP	7.1%	9.3%	9.8%

(a)	The estimated Basel III Tier 1 common equity ratios at Sept. 30, 2012 and Dec. 31, 2012 were based on the NPRs and final market risk rule initially released on June 7, 2012 and published in the Federal Register on Aug. 30, 2012. The estimated Basel III Tier 1 common equity ratio at Sept. 30, 2011 was based on prior Basel III guidance and the proposed market risk rule.
(b)	Preliminary.
(c)	The NPRs and prior Basel III guidance do not add back to capital the adjustment to other comprehensive income that Basel I makes for pension liabilities and available-for-sale securities. Also, under the NPRs and prior Basel III guidance, pension assets recorded on the balance sheet and adjustments related to equity method investments are a deduction from capital.
(d)	Primary differences between risk-weighted assets determined under Basel I compared with the NPRs and prior Basel III guidance include: the determination of credit risk under Basel I uses predetermined risk weights and asset classes and relies in part on the use of external credit ratings, while the NPRs use, in addition to the broader range of predetermined risk weights and asset classes, certain alternatives to external credit ratings. Securitization exposure receives a higher risk-weighting under the NPRs and prior Basel III guidance than Basel I; also, the NPRs and prior Basel III guidance includes additional adjustments for operational risk, market risk, counterparty credit risk and equity exposures.
(e)	Calculated on an Advanced Approaches basis, as amended by Basel III.

N/A – Not applicable.

Cautionary Statement

A number of statements (i) in this Quarterly Earnings Review, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including our estimated capital ratios and preliminary operating measures and statements made regarding our operational excellence initiatives, and the opportunity for us to realize gains as we rebalance and manage duration risk in our

Page - 23

BNY Mellon 4Q12 Quarterly Earnings Review

investment securities portfolio. These statements may be expressed in a variety of ways, including the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Review, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2012 and Sept. 30, 2012, BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2011 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Review speak only as of Jan. 16, 2013, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Page - 24